Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2024 Financial Results
Atlanta - August 8, 2024 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2024.
•Net loss per common share of $0.38 compared to net income of $0.49 in Q1 2024
•Earnings available for distribution per common share(1) of $0.86 unchanged from Q1 2024
•Common stock dividend of $0.40 per common share, unchanged from Q1 2024
•Book value per common share(2) of $9.27 compared to $10.08 as of March 31, 2024
•Economic return(3) of (4.1)% compared to 4.8% in Q1 2024

Update from John Anzalone, Chief Executive Officer
“Agency RMBS valuations were negatively impacted during the second quarter as persistent uncertainty regarding near-term monetary policy led to an increase in interest rate volatility. In addition, interest rates rose and swap spreads tightened as investor expectations for an increased pace of Treasury supply took hold. Against this backdrop, our higher coupon Agency RMBS investments underperformed, contributing to an 8.0% decline in book value per common share to $9.27. Combined with our $0.40 common stock dividend, this resulted in an economic return of (4.1)% for the quarter. As of August 2, 2024, our book value per common share is estimated to be between $9.21 and $9.59.(4)
“Our debt-to-equity ratio ended the second quarter at 5.6x, unchanged from March 31st, while our economic debt-to-equity ratio(1) increased from 5.6x to 5.9x. As of the end of the quarter, our $5.0 billion investment portfolio primarily consisted of $4.6 billion Agency RMBS (including Agency TBA) and $0.4 billion Agency CMBS, and we continued to maintain a sizeable balance of unrestricted cash and unencumbered investments totaling $446 million.
“Earnings available for distribution for the period continued to be supported by attractive interest income on our target assets, favorable funding and low-cost, pay-fixed swaps. For the quarter, earnings available for distribution per common share was $0.86, unchanged from the first quarter.
“Recent economic data confirmed the disinflationary trend has resumed, increasing the likelihood of a near-term easing of monetary policy. Given our expectations for a steeper yield curve and a decline in interest rate volatility, our outlook for Agency RMBS remains positive. In particular, we believe investors in higher coupon Agency RMBS stand to benefit from attractive valuations, favorable funding and strong liquidity as market conditions improve.”

(1) Earnings available for distribution (and by calculation, earnings available for distribution per common share) and economic debt-to-equity ratio are non-Generally Accepted Accounting Principles (“GAAP”) financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and reconciliations to the most comparable U.S. GAAP measures.
(2) Book value per common share as of June 30, 2024 and March 31, 2024 is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($106.2 million and $183.6 million as of June 30, 2024, respectively, and $107.3 million and $186.2 million as of March 31, 2024, respectively), divided by total common shares outstanding.
(3) Economic return for the quarter ended June 30, 2024 is defined as the change in book value per common share from March 31, 2024 to June 30, 2024 of ($0.81); plus dividends declared of $0.40 per common share; divided by the March 31, 2024 book value per common share of $10.08. Economic return for the quarter ended March 31, 2024 is defined as the change in book value per common share from December 31, 2023 to March 31, 2024 of $0.08; plus dividends declared of $0.40 per common share; divided by the December 31, 2023 book value per common share of $10.00.
(4) Book value per common share as of August 2, 2024 is adjusted to exclude a pro rata portion of the current quarter’s common stock dividend (which for purposes of this calculation is assumed to be the same as the previous quarter) and is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($106.2 million and $182.9 million as of August 2, 2024, respectively), divided by total common shares outstanding of 54.8 million.

1

Key performance indicators for the quarters ended June 30, 2024 and March 31, 2024 are summarized in the table below.

($ in millions, except share amounts)	Q2 2024		Q1 2024		Variance
Average Balances	(unaudited)		(unaudited)
Average earning assets (at amortized cost)	$4,847.1		$4,972.2		($125.1)
Average borrowings	$4,252.0		$4,419.8		($167.8)
Average stockholders' equity (1)	$817.2		$823.2		($6.0)

U.S. GAAP Financial Measures
Total interest income	$68.0		$68.6		($0.6)
Total interest expense	$59.4		$61.6		($2.2)
Net interest income	$8.6		$7.0		$1.6
Total expenses	$4.9		$4.7		$0.2
Net income (loss) attributable to common stockholders	($18.8)		$23.7		($42.5)

Average earning asset yields	5.61%		5.52%		0.09%
Average cost of funds	5.59%		5.57%		0.02%
Average net interest rate margin	0.02%		(0.05)%		0.07%

Period-end weighted average asset yields (2)	5.45%		5.41%		0.04%
Period-end weighted average cost of funds	5.46%		5.47%		(0.01)%
Period-end weighted average net interest rate margin	(0.01)%		(0.06)%		0.05%

Book value per common share (3)	$9.27		$10.08		($0.81)
Earnings (loss) per common share (basic)	($0.38)		$0.49		($0.87)
Earnings (loss) per common share (diluted)	($0.38)		$0.49		($0.87)
Debt-to-equity ratio	5.6	x	5.6	x	0.0	x

Non-GAAP Financial Measures (4)
Earnings available for distribution	$42.3		$41.8		$0.5
Effective interest expense	$16.1		$16.3		($0.2)
Effective net interest income	$51.9		$52.3		($0.4)

Effective cost of funds	1.52%		1.47%		0.05%
Effective interest rate margin	4.09%		4.05%		0.04%

Earnings available for distribution per common share	$0.86		$0.86		$0.00
Economic debt-to-equity ratio	5.9	x	5.6	x	0.3	x
(1) Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
(2) Period-end weighted average asset yields are based on amortized cost as of period-end and incorporate future prepayment and loss assumptions when appropriate.
(3) Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's Series B Preferred Stock and Series C Preferred Stock ($106.2 million and $183.6 million as of June 30, 2024, respectively, and $107.3 million and $186.2 million as of March 31, 2024, respectively), divided by total common shares outstanding.
(4) Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled “Non-GAAP Financial Measures” for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Portfolio Composition
The following table summarizes the Company's MBS portfolio as of June 30, 2024 and March 31, 2024.

	As of
	June 30, 2024			March 31, 2024
$ in thousands	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield	Fair Value	Percentage of Portfolio	Period-end Weighted Average Yield
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.0%	562,192	11.6%	4.66%	764,780	15.3%	4.64%
4.5%	868,511	17.9%	4.95%	892,872	17.8%	4.95%
5.0%	876,344	18.1%	5.35%	1,001,505	20.0%	5.34%
5.5%	965,700	20.0%	5.59%	992,970	19.8%	5.59%
6.0%	1,087,049	22.5%	6.02%	996,925	19.9%	6.03%
Total 30 year fixed-rate pass-through	4,359,796	90.1%	5.40%	4,649,052	92.8%	5.35%
Agency-CMO	74,711	1.5%	9.94%	74,701	1.5%	9.64%
Agency CMBS	384,593	8.0%	4.97%	265,512	5.3%	4.94%
Non-Agency CMBS	10,264	0.2%	8.91%	10,188	0.2%	9.58%
Non-Agency RMBS	7,463	0.2%	9.44%	7,651	0.2%	9.05%
Total MBS portfolio	4,836,827	100.0%	5.45%	5,007,104	100.0%	5.41%
The following table presents certain characteristics of the Company's borrowings as of June 30, 2024 and March 31, 2024.

	As of
$ in thousands	June 30, 2024			March 31, 2024
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Agency RMBS repurchase agreements	3,945,401	5.46%	20	4,189,856	5.47%	21
Agency CMBS repurchase agreements	315,074	5.46%	17	204,052	5.47%	16
Total borrowings	4,260,475	5.46%	19	4,393,908	5.47%	20
The following table summarizes certain characteristics of TBAs accounted for as derivatives as of June 30, 2024. We did not have any TBAs outstanding as of March 31, 2024.

$ in thousands	As of June 30, 2024
	Notional Amount	Implied Cost Basis	Implied Market Value	Net Carrying Value
5.5% TBA Purchase Contracts	200,000	199,945	198,420	(1,525)

3

The tables below present certain characteristics of the Company's interest rate swaps whereby the Company pays interest at a fixed rate and receives floating interest based on the secured overnight financing rate (“SOFR”) as of June 30, 2024 and March 31, 2024.

$ in thousands	As of June 30, 2024
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	180,000	0.48%	5.33%	1.6
3 to 5 years	1,375,000	0.29%	5.33%	3.3
5 to 7 years	1,150,000	0.55%	5.33%	6.1
7 to 10 years	565,000	3.87%	5.33%	9.7
Greater than 10 years	645,000	2.25%	5.33%	18.8
Total	3,915,000	1.22%	5.33%	7.5

$ in thousands	As of March 31, 2024
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	740,000	1.62%	5.34%	2.0
3 to 5 years	1,375,000	0.29%	5.34%	3.6
5 to 7 years	1,150,000	0.55%	5.34%	6.3
7 to 10 years	285,000	3.68%	5.34%	9.8
Greater than 10 years	715,000	2.39%	5.34%	20.1
Total	4,265,000	1.17%	5.34%	7.2
Capital Activities
Dividends
As previously announced on June 24, 2024, the Company declared a common stock dividend of $0.40 per share paid on July 26, 2024 to its stockholders of record as of the close of business on July 5, 2024. The Company declared the following dividends on August 7, 2024: a Series B Preferred Stock dividend of $0.4844 per share and a Series C Preferred Stock dividend of $0.46875 per share payable on September 27, 2024 to its stockholders of record on September 5, 2024.
Issuances of Common Stock
The Company sold 1,761,155 shares of common stock for net proceeds of $16.1 million during the second quarter through its at-the-market program.
In July 2024, the Company sold 4,173,536 shares of common stock for net proceeds of $37.9 million through its at-the-market program, which exhausted the shares available to be sold through the program.
Repurchases of Preferred Stock
During the three months ended June 30, 2024, the Company repurchased and retired 44,661 shares of Series B Preferred Stock and 105,492 shares of Series C Preferred Stock, respectively, for a total cost of $3.4 million.

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About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Friday, August 9, 2024, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-982-7409
International:        1-212-287-1625
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 23, 2024 by calling:

888-566-0411 (North America) or 1-203-369-3041 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the mortgage-backed securities, residential and commercial real estate markets), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share data	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Interest income	68,028	68,583	71,428	136,611	140,715
Interest expense	59,393	61,580	59,022	120,973	108,748
Net interest income	8,635	7,003	12,406	15,638	31,967

Other income (loss)
Gain (loss) on investments, net	(45,212)	(66,153)	(99,679)	(111,365)	(47,723)
(Increase) decrease in provision for credit losses	(263)	(39)	(169)	(302)	(169)
Equity in earnings (losses) of unconsolidated ventures	—	(193)	—	(193)	2
Gain (loss) on derivative instruments, net	28,262	93,161	96,624	121,423	51,729
Other investment income (loss), net	—	—	27	—	(66)
Total other income (loss)	(17,213)	26,776	(3,197)	9,563	3,773
Expenses
Management fee – related party	2,945	2,861	3,168	5,806	6,147
General and administrative	1,943	1,796	1,963	3,739	4,052
Total expenses	4,888	4,657	5,131	9,545	10,199
Net income (loss)	(13,466)	29,122	4,078	15,656	25,541
Dividends to preferred stockholders	(5,508)	(5,585)	(5,840)	(11,093)	(11,702)
Gain on repurchase and retirement of preferred stock	208	193	364	401	364
Net income (loss) attributable to common stockholders	(18,766)	23,730	(1,398)	4,964	14,203
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.38)	0.49	(0.03)	0.10	0.35
Diluted	(0.38)	0.49	(0.03)	0.10	0.35

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income (loss)	(13,466)	29,122	4,078	15,656	25,541
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed securities, net	(150)	(202)	(131)	(352)	(607)
Reclassification of unrealized loss on available-for-sale securities to (increase) decrease in provision for credit losses	263	39	169	302	169
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to interest expense	—	—	(3,201)	—	(7,695)
Currency translation adjustments on investment in unconsolidated venture	—	—	—	—	(10)
Reclassification of currency translation loss on investment in unconsolidated venture to other investment income (loss), net	—	—	—	—	123
Total other comprehensive income (loss)	113	(163)	(3,163)	(50)	(8,020)
Comprehensive income (loss)	(13,353)	28,959	915	15,606	17,521
Dividends to preferred stockholders	(5,508)	(5,585)	(5,840)	(11,093)	(11,702)
Gain on repurchase and retirement of preferred stock	208	193	364	401	364
Comprehensive income (loss) attributable to common stockholders	(18,653)	23,567	(4,561)	4,914	6,183

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INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	June 30, 2024	December 31, 2023
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $4,450,061 and $4,712,185, respectively; net of allowance for credit losses of $622 and $320, respectively)	4,836,827	5,045,306
U.S. Treasury securities, at fair value	—	11,214
Cash and cash equivalents	58,775	76,967
Restricted cash	124,667	121,670
Due from counterparties	1,279	—
Investment related receivable	35,599	26,604
Derivative assets, at fair value	8,991	939
Other assets	391	1,509
Total assets	5,066,529	5,284,209
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	4,260,475	4,458,695
Derivative liabilities, at fair value	1,525	—
Dividends payable	20,255	19,384
Accrued interest payable	20,536	15,787
Collateral held payable	—	2,475
Accounts payable and accrued expenses	1,306	1,296
Due to affiliate	3,216	3,907
Total liabilities	4,307,313	4,501,544
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 4,247,989 and 4,385,997 shares issued and outstanding, respectively ($106,200 and $109,650 aggregate liquidation preference, respectively)	102,678	106,014
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 7,344,030 and 7,545,439 shares issued and outstanding, respectively ($183,601 and $188,636 aggregate liquidation preference, respectively)	177,603	182,474
Common Stock, par value $0.01 per share; 67,000,000 shares authorized; 50,637,604 and 48,460,626 shares issued and outstanding, respectively	506	484
Additional paid in capital	4,030,745	4,011,138
Accumulated other comprehensive income	648	698
Retained earnings (distributions in excess of earnings)	(3,552,964)	(3,518,143)
Total stockholders’ equity	759,216	782,665
Total liabilities and stockholders' equity	5,066,529	5,284,209
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

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Non-GAAP Financial Measures
The table below shows the non-GAAP financial measures the Company uses to analyze its operating results and the most directly comparable U.S. GAAP measures. The Company believes these non-GAAP measures are useful to investors in assessing its performance as discussed further below.

Non-GAAP Financial Measure	Most Directly Comparable U.S. GAAP Measure
Earnings available for distribution (and by calculation, earnings available for distribution per common share)	Net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share)
Effective interest expense (and by calculation, effective cost of funds)	Total interest expense (and by calculation, cost of funds)
Effective net interest income (and by calculation, effective interest rate margin)	Net interest income (and by calculation, net interest rate margin)
Economic debt-to-equity ratio	Debt-to-equity ratio
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; gain on repurchase and retirement of preferred stock; foreign currency (gains) losses, net and amortization of net deferred (gain) loss on de-designated interest rate swaps.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results, earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

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Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income (loss) attributable to common stockholders	(18,766)	23,730	(1,398)	4,964	14,203
Adjustments:
(Gain) loss on investments, net	45,212	66,153	99,679	111,365	47,723
Realized (gain) loss on derivative instruments, net (1)	22,344	(48,682)	(26,946)	(26,338)	64,954
Unrealized (gain) loss on derivative instruments, net (1)	(7,335)	808	(6,241)	(6,527)	1,218
TBA dollar roll income (2)	1,078	—	—	1,078	697
Gain on repurchase and retirement of preferred stock	(208)	(193)	(364)	(401)	(364)
Foreign currency (gains) losses, net (3)	—	—	(27)	—	66
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	—	—	(3,201)	—	(7,695)
Subtotal	61,091	18,086	62,900	79,177	106,599
Earnings available for distribution	42,325	41,816	61,502	84,141	120,802
Basic income (loss) per common share	(0.38)	0.49	(0.03)	0.10	0.35
Earnings available for distribution per common share (5)	0.86	0.86	1.45	1.72	2.95

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Realized gain (loss) on derivative instruments, net	(22,344)	48,682	26,946	26,338	(64,954)
Unrealized gain (loss) on derivative instruments, net	7,335	(808)	6,241	6,527	(1,218)
Contractual net interest income (expense) on interest rate swaps	43,271	45,287	63,437	88,558	117,901
Gain (loss) on derivative instruments, net	28,262	93,161	96,624	121,423	51,729

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency RMBS, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)    Foreign currency gains (losses), net includes foreign currency transaction gains and losses and the reclassification of currency translation adjustments that were previously recorded in accumulated other comprehensive income and is included in other investment income (loss), net on the condensed consolidated statements of operations.

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(4)    U.S. GAAP interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest expense on repurchase agreement borrowings	59,393	61,580	62,223	120,973	116,443
Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—	(3,201)	—	(7,695)
Total interest expense	59,393	61,580	59,022	120,973	108,748

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below shows the components of earnings available for distribution for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Effective net interest income (1)	51,906	52,290	72,642	104,196	142,173
TBA dollar roll income	1,078	—	—	1,078	697
Equity in earnings (losses) of unconsolidated ventures	—	(193)	—	(193)	2
(Increase) decrease in provision for credit losses	(263)	(39)	(169)	(302)	(169)
Total expenses	(4,888)	(4,657)	(5,131)	(9,545)	(10,199)
Subtotal	47,833	47,401	67,342	95,234	132,504
Dividends to preferred stockholders	(5,508)	(5,585)	(5,840)	(11,093)	(11,702)
Earnings available for distribution	42,325	41,816	61,502	84,141	120,802
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its borrowings. The Company adds back the net payments or receipts on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as interest expense.
The Company believes the presentation of effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

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The following table reconciles total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2024		March 31, 2024		June 30, 2023
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	59,393	5.59%	61,580	5.57%	59,022	4.93%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	—	—%	—	—%	3,201	0.27%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(43,271)	(4.07)%	(45,287)	(4.10)%	(63,437)	(5.30)%
Effective interest expense	16,122	1.52%	16,293	1.47%	(1,214)	(0.10)%

	Six Months Ended June 30,
	2024		2023
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	120,973	5.58%	108,748	4.56%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	—	—%	7,695	0.32%
Less: Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(88,558)	(4.08)%	(117,901)	(4.95)%
Effective interest expense	32,415	1.50%	(1,458)	(0.07)%
The following table reconciles net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2024		March 31, 2024		June 30, 2023
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	8,635	0.02%	7,003	(0.05)%	12,406	0.48%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—%	—	—%	(3,201)	(0.27)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	43,271	4.07%	45,287	4.10%	63,437	5.30%
Effective net interest income	51,906	4.09%	52,290	4.05%	72,642	5.51%

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	Six Months Ended June 30,
	2024		2023
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	15,638	(0.02)%	31,967	0.78%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	—	—%	(7,695)	(0.32)%
Add: Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	88,558	4.08%	117,901	4.95%
Effective net interest income	104,196	4.06%	142,173	5.41%
Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of June 30, 2024 and March 31, 2024. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
As of June 30, 2024

$ in thousands	Agency RMBS	Agency CMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	4,434,507	384,593	17,727	4,836,827
Cash and cash equivalents (2)	54,428	4,347	—	58,775
Restricted cash (3)	109,485	15,182	—	124,667
Derivative assets, at fair value (3)	7,896	1,095	—	8,991
Other assets	35,665	1,474	130	37,269
Total assets	4,641,981	406,691	17,857	5,066,529

Repurchase agreements	3,945,401	315,074	—	4,260,475
Derivative liabilities, at fair value (3)	1,525	—	—	1,525
Other liabilities	40,686	3,918	709	45,313
Total liabilities	3,987,612	318,992	709	4,307,313

Total stockholders' equity (allocated)	654,369	87,699	17,148	759,216
Debt-to-equity ratio (4)	6.0	3.6	—	5.6
Economic debt-to-equity ratio (5)	6.3	3.6	—	5.9
(1)Investments in non-Agency CMBS and non-Agency RMBS are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($199.9 million as of June 30, 2024) to total stockholders' equity.

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As of March 31, 2024

$ in thousands	Agency RMBS	Agency CMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	4,723,751	265,512	17,841	5,007,104
Cash and cash equivalents (2)	56,716	3,174	—	59,890
Restricted cash (3)	125,860	14,755	—	140,615
Derivative assets, at fair value (3)	117	14	—	131
Other assets	22,569	1,033	131	23,733
Total assets	4,929,013	284,488	17,972	5,231,473

Repurchase agreements	4,189,856	204,052	—	4,393,908
Other liabilities	48,061	3,245	687	51,993
Total liabilities	4,237,917	207,297	687	4,445,901

Total stockholders' equity (allocated)	691,096	77,191	17,285	785,572
Debt-to-equity ratio (4)	6.1	2.6	—	5.6
Economic debt-to-equity ratio (5)	6.1	2.6	—	5.6
(1)Investments in non-Agency CMBS, non-Agency RMBS and an unconsolidated joint venture are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis to total stockholders' equity. The Company did not have any TBAs outstanding as of March 31, 2024.

Average Balances
The table below presents information related to the Company's average earning assets, average earning asset yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Average earning assets (1)	4,847,125	4,972,242	5,285,794	4,909,684	5,265,654
Average earning asset yields (2)	5.61%	5.52%	5.41%	5.56%	5.34%

Average borrowings (3)	4,251,953	4,419,757	4,791,720	4,335,855	4,764,748
Average cost of funds (4)	5.59%	5.57%	4.93%	5.58%	4.56%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense, including amortization of net deferred gain (loss) on de-designated interest rate swaps, by average borrowings.

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